UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Gossamer Bio, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3013 Science Park Road

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

The annual meeting of stockholders of Gossamer Bio, Inc. will be held on June 17, 2020 at 9:00 a.m., Pacific Time via a live webcast, for the following purposes:

1.	To elect two directors to serve as Class II directors for a three-year term to expire at the 2023 annual meeting of stockholders;
2.	To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
3.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

As noted above, due to the COVID-19 pandemic for the safety of all of employees and stockholders and taking into account recent federal, state and local guidance that has been issued, our annual meeting will be a virtual meeting of stockholders, which will be conducted solely by remote communication via a live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. This means that you can attend the annual meeting online, vote your shares during the online meeting and submit questions for consideration at the online meeting. To be admitted to the annual meeting's live webcast, you must register at www.proxydocs.com/GOSS by 5:00 p.m. Eastern Time on June 15, 2020, or the Registration Deadline, as described in the Notice of Internet Availability of Proxy Materials or proxy card. As part of the registration process, you must enter the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on April 22, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

Your vote is important. Whether or not you expect to attend our virtual annual meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the virtual annual meeting, in which case you may vote during the virtual annual meeting by following the registration instructions outlined above, or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.

All stockholders are cordially invited to attend the meeting. We appreciate your continued support of the Company.

By Order of the Board of Directors,

/s/ Sheila Gujrathi, M.D.
Sheila Gujrathi, M.D.
President, Chief Executive Officer and Director

San Diego, California

April 27, 2020

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

i

3013 Science Park Road

San Diego, CA 92121

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 17, 2020

The board of directors of Gossamer Bio, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders on June 17, 2020 at 9:00 a.m., Pacific Time. The annual meeting will be a completely virtual meeting, which will be conducted via live webcast.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 17, 2020:

This proxy statement and our Annual Report on Form 10-K are available electronically at http://www.proxydocs.com/GOSS.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We have prepared these proxy materials, including this proxy statement and the related proxy card, because our board of directors is soliciting your proxy to vote at the 2020 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting via live webcast. However, you do not need to attend the meeting to vote your shares. Instead, you may simply submit your proxy via the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials or if you elected to receive printed copies of the proxy materials, you may submit your proxy via telephone by completing, signing and returning the enclosed proxy card.

The proxy materials were first sent or made available to our stockholders on or about April 27, 2020.

How can I attend the annual meeting?

This year’s annual meeting will be accessible through the Internet via a live webcast. We adopted a virtual format for our annual meeting . in light of the on-going developments related to the COVID-19 pandemic and governmental decrees that in-person gatherings be postponed or canceled, and in the best interests of public health and the health and safety of our stockholders, directors and employees.

You are entitled to participate in the annual meeting if you were a stockholder as of the close of business on our record date of April 22, 2020 or hold a valid proxy for the meeting. To be admitted to the annual meeting’s live webcast, you must register at www.proxydocs.com/GOSS by 5:00 p.m. Eastern Time by June 15, 2020, or the Registration Deadline, as described in the Notice of Internet Availability of Proxy Materials or proxy card. As part of the registration process, you must enter the Control Number shown on your Notice of Internet Availability of Proxy Materials or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

This year's stockholders question and answer session will include questions submitted in advance of the annual meeting. You may submit a question in advance of the meeting as a part of the registration process. To register, please visit www.proxydocs.com/GOSS and follow the registration link provided. When prompted please enter the control number found on the proxy materials received. Questions pertinent to meeting matters and that are submitted in accordance with our Rules of Conduct for the annual meeting will be answered during the meeting, subject to applicable time constraints.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission, or SEC, we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Stockholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to us associated with the printing and mailing of materials.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on the record date for the 2020 annual meeting, April 22, 2020, are entitled to vote at the annual meeting. At the close of business on this record date, there were 66,347,927 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the annual meeting if you attend online or vote by proxy. Whether or not you plan to attend the annual meeting online, we encourage you to vote by proxy via the Internet, by telephone or by mail, as instructed below to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. As discussed above, if you are a street name stockholder, you are invited to attend and vote your shares at the annual meeting online so long as you register to attend the Annual Meeting at www.proxydocs.com/GOSS by the Registration Deadline. However, since you are not the stockholder of record, you may not vote your shares online at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two proposals scheduled for a vote:

Proposal 1: To elect two directors to serve as Class II directors for a three-year term to expire at the 2023 annual meeting of stockholders.

Proposal 2: To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

How many votes do I have?

Each share of our common stock that you own as of April 22, 2020 entitles you to one vote.

How do I vote?

With respect to the election of directors, you may either vote “For” the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For,” “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the virtual annual meeting, we urge you to vote by proxy prior to the annual meeting to ensure that your vote is counted.

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Via the Internet: You may vote at www.proxypush.com/GOSS 24 hours a day, seven days a week, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Votes submitted via the Internet must be received by 8:59 a.m., Pacific Time, on June 17, 2020.

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By Telephone: If you request printed copies of the proxy materials by mail, you may vote using a touch-tone telephone by calling (866) 230-8457, 24 hours a day, seven days a week. Have your proxy card available when you call and use the Control Number shown on your proxy card. Votes submitted by telephone must be received by 8:59 a.m., Pacific Time, on June 17, 2020.

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By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.

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At the Virtual Annual Meeting: You may vote during the virtual annual meeting through www.proxydocs.com/GOSS. To be admitted to the annual meeting and vote your shares, you must register to attend the annual meeting at www.proxydocs.com/GOSS by the Registration Deadline at 5:00 p.m. Eastern Time on June 15, 2020, and provide the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.

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By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting.  If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.

•	By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.
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At the Virtual Annual Meeting: To vote online during the virtual annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker or bank to request the proxy form authorizing you to vote the shares. You must also register to attend the annual meeting at www.proxydocs.com/GOSS by the Registration Deadline and provide the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	you may send in another signed proxy with a later date,
•	you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted),
•

you may notify our corporate secretary, Christian Waage, at 3013 Science park Road, San Diego, California 92121, in writing before the annual meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote during the virtual annual meeting, or

•	submitting an electronic proxy during the annual meeting.

What constitutes a quorum?

The presence at the annual meeting, by virtual attendance or by proxy, of holders representing a majority of our outstanding common stock as of April 22, 2020, or approximately 33,173,964 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The two nominees who receive the most “For” votes (among votes properly cast at the annual meeting or by proxy) will be elected. Only votes “For” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.

Voting results will be tabulated and certified by the inspector of election appointed for the annual meeting.

How will my shares be voted if I do not specify how they should be voted?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the annual meeting in accordance with the Board’s recommendation on all matters presented for a vote at the annual meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the Board’s recommendation.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the effect of withheld votes, abstentions and broker non-votes?

Shares of common stock held by persons attending the virtual annual meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm. The election of directors is determined by a plurality of votes cast, so a “Withhold” vote will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining the presence of a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, which is considered a non-routine matter, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“For” each of the nominees for election as director; and
•	“For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will not pay our directors, officers and other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2019 that we filed with the SEC on March 24, 2020, we will send you one without charge. Please write to:

Gossamer Bio, Inc.

3013 Science Park Road

San Diego, CA 92121

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors—Filings” section of our website at www.gossamerbio.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.  As detailed in the section below, the composition of our board of directors is as follows: Class I consists of Kristina Burow, Thomas Daniel, M.D. and Sheila Gujrathi, M.D.; Class II consists of Joshua Bilenker, M.D. and Faheem Hasnain; and Class III consists of Russell Cox and Renée Galá.

At this meeting, two nominees for director are to be elected as Class II directors for a three-year term expiring at our 2023 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees, who were recommended for nomination by our board of directors, are Faheem Hasnain and Joshua Bilenker, M.D. The Class III directors have one year remaining on their terms of office and the Class I directors have two years remaining on their terms of office.

If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Hasnain and Dr. Bilenker, or in the event that Mr. Hasnain or Dr. Bilenker is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.  Each of Mr. Hasnain and Dr. Bilenker is currently a member of our board of directors.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2023 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Gossamer Bio, Inc.
Faheem Hasnain	61	Chairman of the Board of Directors
Joshua Bilenker, M.D.	48	Director

Faheem Hasnain is our Co-Founder and served as our Chairman and Chief Executive Officer from our inception through July 2018, at which time he became our Executive Chairman. In June 2019, Mr. Hasnain became our non-executive Chairman. Prior to joining us, Mr. Hasnain served as President, Chief Executive Officer and as a director of Receptos, Inc. from November 2010 until the company’s acquisition by Celgene Corporation in August 2015. Prior to joining Receptos, Mr. Hasnain was the President and Chief Executive Officer and a director of Facet Biotech Corporation. He held that position from December 2008 until the company’s acquisition by Abbott Laboratories in April 2010. Previously, Mr. Hasnain was President, Chief Executive Officer and a director of PDL BioPharma, Inc. from October 2008 until Facet Biotech was spun off from PDL BioPharma in December 2008. From October 2004 to September 2008, Mr. Hasnain served at Biogen Inc., most recently as Executive Vice President in charge of the oncology/rheumatology strategic business unit. Prior to Biogen, Mr. Hasnain held roles with Bristol-Myers Squibb, where he was President of Oncology Therapeutics Network, and for 14 years at

GlaxoSmithKline and its predecessor organizations. He serves as Chairman of the board of directors of SENTE, Inc., Tocagen, Inc.and Mirati Therapeutics, Inc., and as a member of the board of directors of Kura Oncology, Inc. He previously served as Chairman of the board of directors of Ambit Biosciences Corporation and Vital Therapies, Inc. and served as a member of the board of directors of Aragon Pharmaceuticals, Inc., Seragon Pharmaceuticals, Inc., Pernix Sleep, Inc., Somaxon Pharmaceuticals, Inc. and Tercica, Inc. Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada. Mr. Hasnain’s knowledge of our business, as well as his years of experience in drug discovery and development and as a biopharmaceutical executive and board member, contributed to our board of directors’ conclusion that he should serve as Chairman of our company.

Joshua Bilenker, M.D.. has served as a member of our board of directors since December 2018. He has served as head of Loxo Oncology, Inc. at Eli Lilly and Company since December 2019 and served as Chief Executive Officer of Loxo Oncology from July 2013 until the acquisition of Loxo Oncology by Eli Lilly. Dr. Bilenker joined Aisling Capital LLC in April 2006 and has served as an Operating Partner since November 2013. Previously, Dr. Bilenker served as a Medical Officer in the Office of Oncology Drug Products at the FDA from August 2004 to April 2006. Dr. Bilenker served on the board of directors of Loxo Oncology from July 2013 until the acquisition of Loxo Oncology by Eli Lilly, and Dr. Bilenker also serves on the boards of directors of several private companies. Dr. Bilenker also previously served on the board of directors of ViewRay, Inc. from January 2008 to June 2017, T2 Biosystems, Inc. from August 2011 to January 2017 and Roka Bioscience, Inc. from January 2012 to March 2015. Dr. Bilenker formerly served as a board member of the NCCN Foundation and BioEnterprise. Dr. Bilenker holds an A.B. in English from Princeton University and an M.D. from the Johns Hopkins School of Medicine. Dr. Bilenker’s experience at the FDA and his extensive service as a director or officer of, and as an investor in, other healthcare companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2021 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Gossamer Bio, Inc.
Russell Cox	56	Director
Renée Galá	48	Director

Russell Cox has served on our board of directors since December 2018. Since January 2020, Mr. Cox has served as the President and Chief Executive Officer and as a member of the board of directors of Empirium Bio, Inc. From January 2018 until January 2019, he served as the Chief Executive Officer and a member of the board of directors of Vital Therapies, Inc. Between May 2014 and January 2018, he served as the Executive Vice President and Chief Operating Officer of Jazz Pharmaceutical plc, or Jazz, with responsibility for global commercial activities, research and development, manufacturing and technical operations, new product planning and global molecule leadership. Prior to that, Mr. Cox served as Jazz’s Executive Vice President and Chief Commercial Officer from March 2012 until May 2014. Earlier, he served in a variety of senior management roles at Jazz, which he joined in 2010. Previously, Mr. Cox served as Senior Vice President and Chief Commercial Officer of Ipsen Group, a pharmaceutical company, from January 2009 to January 2010. From 2007 until December 2008, he was Vice President of Marketing at Tercica, Inc. prior to its acquisition by Ipsen Group. From 2003 to 2007, he served as Vice President, Marketing with Scios Inc., which was acquired by Johnson & Johnson in 2003. Before 2003, Mr. Cox spent 12 years with Genentech, Inc., where he was a Product Team Leader responsible for the growth hormone franchise and led numerous product launches as a Group Product Manager. Mr. Cox has served on the board of directors of Aeglea BioTherapeutics, Inc., a biotechnology company, since 2015 and as Chairman of the board of directors of Aeglea since January 2019. Mr. Cox received a B.S. in biomedical science from Texas A&M University. Mr. Cox’s extensive industry experience with life sciences companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Renée Galá has served on our board of directors since December 2018. Since March 2020, Ms. Galá has served as Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals, plc. From January 2019 to June 2019, Ms. Galá served as the Chief Financial Officer of Grail, Inc., a healthcare company. Previously, Ms. Galá served as the Senior Vice President and Chief Financial Officer of Theravance Biopharma from December 2014, following the company’s spinout from Theravance, Inc., until January 2019. Ms. Galá joined Theravance (now Innoviva, Inc.) in June 2006 and held various roles in the finance organization before leading the company’s spin-out transaction. Before Theravance, Ms. Galá worked at Eli Lilly from 2001 to 2006, where she held positions of increasing responsibility in global treasury, pharmaceutical sales, and corporate strategy/business development. Prior to joining Eli Lilly, Ms. Galá spent seven years in the energy industry in the United States and internationally in positions focused on corporate finance, project finance, and mergers and acquisitions. Ms. Galá has been a member of the board of directors of Corcept Therapeutics Inc. since June 2016. Ms. Galá holds a bachelor’s degree in mathematics from Vanderbilt University and an MBA from Columbia Business School. Ms. Galá’s experience as a Chief Financial Officer in the life science industry, her leadership and management experience and her financial expertise contributed to our board of directors’ conclusion that she should serve as a director of our company.

Term Expiring at the

2022 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Gossamer Bio, Inc.
Sheila Gujrathi, M.D.	49	President, Chief Executive Officer and Director
Kristina Burow	46	Director
Thomas Daniel, M.D.	66	Director

Sheila Gujrathi, M.D. is our Co-Founder and has served as our President and Chief Executive Officer since July 2018 and as a member of our board of directors since our inception in October 2015. She previously served as our President and Chief Operating Officer from our inception until July 2018. Prior to joining us, Dr. Gujrathi served as Chief Medical Officer of Receptos from June 2011 until the company’s acquisition by Celgene in August 2015. Prior to joining Receptos, she was Vice President of the Global Clinical Research Group in Immunology at Bristol-Myers Squibb from 2008 to 2011. Dr. Gujrathi also worked at Genentech from 2002 to 2008 where she held roles of increasing responsibility in the Immunology, Tissue Growth and Repair clinical development group, and served as the Avastin Franchise Team Leader. From 1999 to 2002, Dr. Gujrathi was a management consultant at McKinsey & Company in the healthcare practice where she provided strategic advice on a variety of projects in the healthcare and pharmaceutical industry. Dr. Gujrathi serves as Chairman of the board of directors of Turning Point Therapeutics, Inc. and previously served as a member of the board of directors of Five Prime Therapeutics, Inc. and Ambrx Inc. Dr. Gujrathi received her B.S. with highest distinction in Biomedical Engineering and her M.D. from Northwestern University in their accelerated Honors Program in Medical Education. She completed her Internal Medicine Internship and Residency at Brigham and Women’s Hospital, Harvard Medical School. She received additional training at University of California, San Francisco and Stanford University in their Allergy and Immunology Fellowship Program. Dr. Gujrathi’s knowledge of our business, as well as her extensive development, clinical and executive management experience, contributed to our board of directors’ conclusion that she should serve as a director of our company.

Kristina Burow has served on our board of directors since January 2018. She has served as a Managing Director with ARCH Venture Partners, or ARCH, since November 2011 and previously held roles of increasing responsibility at ARCH from August 2002 to November 2011. Ms. Burow also currently serves on the boards of directors of Vividion Therapeutics, Inc., Beam Therapeutics Inc., Lycera Corp., BlackThorn Therapeutics, Inc., Metacrine, Inc., Scholar Rock, Inc., Unity Biotechnology Inc., AgBiome Inc., Boundless Bio, Inc., Autobahn Therapeutics, Inc. and Vir Biotechnology Inc. Ms. Burow previously was a co-founder and director of Receptos prior to its acquisition and of Sapphire Energy, Inc. Prior to ARCH, Ms. Burow was an Associate with the Novartis BioVenture Fund in San Diego and an early employee at the Genomics Institute of the Novartis Research Foundation. Ms. Burow holds a B.A. in Chemistry from the University of California, Berkeley, an M.A. in Chemistry from Columbia University and an M.B.A. from the University of Chicago. Ms. Burow’s extensive experience serving on the board of directors of clinical-stage biotechnology companies and her investment experience in the life sciences industry contributed to our board of directors’ conclusion that she should serve as a director of our company.

Thomas Daniel, M.D. has served on our board of directors since January 2018. Dr. Daniel has served as a venture partner with ARCH Venture Partners since October 2016. Dr. Daniel has served on the board of Vividion Therapeutics, Inc. since February 2017, initially as Executive Chairman. Dr. Daniel was previously Celgene’s Chairman of Research from January 2016 until June 2016, President of Research and Early Development from December 2006 to January 2016, and Executive Vice President and President of Research and Early Development from February 2012 until January 2016. Prior to joining Celgene, Dr. Daniel served as the Chief Scientific Officer and director at Ambrx. Prior to Ambrx, Dr. Daniel served as Vice President of Research at Amgen Inc., where he was research site head of Amgen Washington and therapeutic area head of inflammation. Dr. Daniel also served as the Senior Vice President of Discovery Research at Immunex Corporation until its acquisition by Amgen. Dr. Daniel is a director of publicly held companies, Zafgen, Inc., Magenta Therapeutics, Inc., and privately-held biotechnology companies, Vir Biotechnology Inc., ImmusanT, Inc. and Locana, Inc. He was previously a director at Epizyme, Inc. and Juno Therapeutics. Dr. Daniel serves as a member of the Biomedical Science Advisory Board of Vanderbilt University Medical Center, the Scientific Advisory Board of the Parker Institute for Cancer Immunotherapy and the Board of Overseers for The Scripps Research Institute. A nephrologist and former academic investigator, Dr. Daniel was previously the K.M. Hakim Professor of Medicine and Cell Biology at Vanderbilt University, and Director of the Vanderbilt Center for Vascular Biology. Dr. Daniel received a B.A. from the Southern Methodist University in Texas in 1974 and an M.D. from the University of Texas, Southwestern, in 1978, and completed medical residency at Massachusetts General Hospital. Dr. Daniel’s significant academic and research experience and his experience serving on numerous boards contributed to our board of directors’ conclusion that he should serve as a director of our company.

Board Independence

Our board of directors currently consists of seven members. Our board of directors has determined that all of our directors, other than Dr. Gujrathi and Mr. Hasnain, are independent directors in accordance with the listing requirements of the Nasdaq Global Select Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently led by our Chairman, Faheem Hasnain. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

During fiscal year 2019, our board of directors met six times, including telephonic meetings. In that year, each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and each committee of the board of directors on which such director served.

Board Committees and Independence

Our board of directors has established three standing committees—audit, compensation and nominating and corporate governance—each of which operates under a charter that has been approved by our board of directors.

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	appointing our independent registered public accounting firm;
•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•

reviewing, overseeing and monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board of directors any changes to such investment policy;
•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•	preparing the report that the SEC requires in our annual proxy statement;

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our audit committee are Renée Galá, Joshua Bilenker, M.D. and Russell Cox. Ms. Galá serves as the chairperson of the committee. The audit committee met four times during fiscal year 2019.  All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Ms. Galá is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our board of directors has determined each of Ms. Galá, Dr. Bilenker and Mr. Cox is independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the audit committee will review and evaluate at least annually.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee approves policies relating to compensation and benefits of our officers and employees. The compensation committee approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also approves the issuance of stock options and other awards under our equity plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Russell Cox, Kristina Burow and Thomas Daniel, M.D. The compensation committee met six times during fiscal year 2019.  Mr. Cox serves as the chairperson of the committee. Our board of directors has determined that each of Mr. Cox, Ms. Burow and Dr. Daniel is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The compensation committee operates under a written charter, which the compensation committee will review and evaluate at least annually.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

The members of our nominating and corporate governance committee are Joshua Bilenker, M.D and Renée Galá. Dr. Bilenker serves as the chairperson of the committee. The nominating and corporate governance committee met one time during fiscal year 2019. Our board has determined that each of Dr. Bilenker and Ms. Galá is independent under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee will review and evaluate at least annually.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited consolidated financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2020.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Renée Galá (chairperson)
Joshua Bilenker, M.D.
Russell Cox

Compensation Committee Interlocks and Insider Participation

Russell Cox (chairperson), Kristina Burow and Thomas Daniel, M.D. served on our compensation committee during the 2019 fiscal year. None of the members of our compensation committee during the 2019 fiscal year has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee other than Mr. Cox, who served as the Chief Executive Officer of Vital Therapies, Inc. from January 2018 until January 2019, for which Faheem Hasnain previously served on the compensation committee.

Director Nomination Process

Director Qualifications

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•	experience as a board member or executive officer of another publicly-held company;
•	strong finance experience;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other members of our board of directors;
•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
•	experience relevant to our business industry and with relevant social policy concerns; and
•	relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of “independent director” under Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election or if the board of directors decides to expand the size of the board, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.  Historically, the nominating and corporate governance committee has not relied on third-party search firms to identify director candidates. The nominating and corporate governance may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our board of directors, management or other parties are evaluated.

Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2021 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. Two of our directors attended our annual meeting of stockholders in 2019.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Gossamer Bio, Inc., 3013 Science Park Road, San Diego, CA 92121. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Prohibition Against Pledging and Hedging

We maintain an Insider Trading Compliance Policy that prohibits our officers, directors and employees pledging our stock as collateral to secure loans and from engaging in hedging transactions, including zero-cost collars and forward sale contracts. It further prohibits margin purchases of our stock, short sales of our stock, and any transactions in puts, calls or other derivative securities involving our stock.

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.gossamerbio.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Gossamer Bio, Inc., 3013 Science Park Road, San Diego, CA 92121.

Director Compensation

In January 2019, our board of directors adopted, and our stockholders approved, the initial terms of our non-employee director compensation program, which became effective upon our initial public offering. The material terms of the non-employee director compensation program are summarized below.

The non-employee director compensation policy provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Each non-employee director receives an annual retainer of $40,000. Non-employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $15,000, $10,000 and $8,000, respectively. Non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $7,500, $5,000 and $4,000, respectively. The non-employee directors will also receive initial grants of options to purchase 47,000 shares of our common stock, vesting monthly over three years, upon election to the board of directors, and thereafter annual grants of options to purchase 23,500 shares of our common stock, vesting on the first to occur of (1) the first anniversary of the grant date or (2) the next occurring annual meeting of our stockholders.

Compensation under our non-employee director compensation policy will be subject to the annual limits on non-employee director compensation set forth in the Company’s 2019 Incentive Award Plan (the “2019 Plan”). Our board of directors or its authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2019 Plan. As provided in the 2019 Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2019 to each of our non-employee directors who served on the board during 2019.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Faheem Hasnain	—	619,945	655,897	1,275,842
Joshua Bilenker, M.D.	52,500	282,437	—	334,937
Kristina Burow	47,500	282,437	—	329,937
Russell Cox	55,000	282,437	—	337,437
Thomas Daniel, M.D.	45,000	282,437	—	327,437
Renée Galá	56,000	282,437	—	338,437
Otello Stampacchia, Ph.D. (3)	36,000	282,437	—	318,437
Wenkai Xiang, Ph.D. (4)	—	—	—	—

(1)

This column reflects the grant date fair value of the option awards granted to the non-employee directors in 2019. In accordance with SEC rules, this column reflects the aggregate fair value of the option awards granted to the non-employee directors during 2019 computed as of the grant date in accordance with Financial Accounting Standards, Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of this amount are included in Note 10 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2019, which was filed with the SEC on March 24, 2020. This amount does not reflect the actual economic value that will be realized by the non-employee directors upon the vesting or exercise of the awards or the sale of the common stock underlying such awards. For Mr. Hasnain, this column reflects the option awards granted to him as an employee as our Executive Chairman. In 2019, Mr.  Hasnain was not granted any option awards in connection with his service as a non-employee director.

(2)

Includes Mr. Hasnain’s compensation as an employee as our Executive Chairman through June 3, 2019. Mr. Hasnain transitioned from Executive Chairman to our non-executive Chairman on June 3, 2019. In connection with his transition, we entered into a letter agreement with Mr. Hasnain pursuant to which he was entitled to receive a lump sum cash payment equal to his prorated target bonus for 2019, healthcare coverage at the Company's  expense through June 30, 2022 (with a value of $9,323 during 2019), and continued vesting of his outstanding equity awards granted to him during his employment on the current vesting terms based on his continued status as a member of the Board.  These equity awards are subject to acceleration in the event of his termination of service on the board without cause or by Mr. Hasnain for good reason, in which case he receives 12 months’ vesting of any outstanding equity awards granted to him as an employee (or full acceleration if such termination occurs within 12 months following a change in control.  In the event of his death or disability, he also receives 12 months' vesting acceleration (or, if greater, 50% of the unvested portion of such awards).

Following the transition date, Mr. Hasnain has been compensated for his service as Chairman of the Board in accordance with the Company’s policy for non-employee members of the Board as described above, including the cash compensation and equity awards to be provided thereunder (with the equity compensation to commence on the date of the 2020 annual meeting of the Company's shareholders in accordance with his transition letter agreement).

The amounts in the "All Other Compensation" column for Mr. Hasnain include the following: $199,896 in base salary paid during 2019 prior to his transition; $293,620 in bonus, awarded for performance in 2018 paid during 2019 prior to his transition; his prorated 2019 bonus in the amount of $99,750; the value of his healthcare coverage at our expense during 2019 of $9,323; accrued but unused payout of paid time off in connection with his transition, $53,308.

(3)	Dr. Stampacchia resigned from our board of directors effective September 12, 2019.
(4)	Dr. Xiang resigned from our board of directors effective January 17, 2019.

The aggregate number of shares subject to stock options outstanding at December 31, 2019 for each non‑employee director was as follows:

Name	Number of Securities Underlying Options Outstanding at December 31, 2019
Faheem Hasnain	43,500
Joshua Bilenker, M.D.	70,166
Kristina Burow	23,500
Russell Cox	70,166
Thomas Daniel, M.D.	154,611
Renée Galá	70,166
Otello Stampacchia, Ph.D.	—
Wenkai Xiang, Ph.D.	—

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, directors shall be elected by a plurality of votes cast, meaning that the two nominees receiving the highest number of shares voted “For” their election will be elected to our board of directors. Votes withheld from any nominee, abstention and broker non-votes will be counted only for purposes of determining a quorum and are not considered votes cast for the foregoing purpose. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF FAHEEM HASNAIN AND JOSHUA BILENKER, M.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2020 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since 2018. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2019 and 2018, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2019	2018
Audit Fees(1)	$383,922	$1,162,826
Audit-Related Fees	—	—
Tax Fees(2)	99,329	70,555
All Other Fees(3)	18,805	6,756
Total	$502,056	$1,240,137

(1)

Consists of audit fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, the review of our registration statements on Form S-1, the quarterly review of our financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.
(3)	All Other Fees consist of consulting services.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. All such services during the fiscal year ended December 31, 2019 were either pre-approved in accordance with this policy or pre-approved by our board of directors as the audit committee was newly formed in connection with our initial public offering and the responsibilities of the audit committee were, up to that point, handled by the board of directors. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the selection of Ernst & Young LLP, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE ”FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 22, 2020, by:

•	each of our named executive officers;
•	each of our directors;
•	all directors and executive officers as a group; and
•	each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 66,347,927 shares of common stock outstanding on April 22, 2020. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 22, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Gossamer Bio, Inc., 3013 Science Park Road, San Diego, California 92121. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Funds affiliated with ARCH Venture Partners (1)	8,055,916	12.1%
Omega Fund V, L.P. (2)	6,119,345	9.2%
Funds Affiliated with Hillhouse Capital (3)	5,911,541	8.9%
The Vanguard Group, Inc. (4)	3,725,068	5.6%
Blackrock, Inc. (5)	3,546,520	5.3%
Named Executive Officers and Directors
Sheila Gujrathi, M.D. (6)	4,159,075	6.3%
Bryan Giraudo (7)	337,919	*
Luisa Salter-Cid, Ph.D. (8)	238,394	*
Faheem Hasnain (9)	3,394,796	5.1%
Joshua Bilenker, M.D. (10)	46,833	*
Kristina Burow (11)	23,500	*
Russell Cox (12)	54,033	*
Thomas Daniel, M.D. (13)	152,644	*
Renée Galá (14)	46,833	*
All current directors and executive officers as a group (11 persons)(15)	9,187,308	23.3%

*	Less than 1%.
(1)

Consists of 4,027,958 shares of common stock held by ARCH Venture Fund IX, L.P., or ARCH IX, and 4,027,958 shares of common stock held by ARCH Venture Fund IX Overage, L.P., or ARCH Overage. The amounts shown and the following information was provided by entities and individuals affiliated with ARCH

IX and ARCH Overage pursuant to a Schedule 13G filed with the SEC on February 13, 2020. The Schedule 13G states that ARCH IX, ARCH Overage, ARCH Venture Partners IX, L.P., or the GPLP, ARCH Venture Partners IX Overage, L.P., or the Overage GPLP, ARCH Venture Partners IX, LLC, Keith Crandell, Robert Nelsen, and Clinton Bybee have shared voting and dispositive power over all such shares. Director Kristina Burow owns an interest in GPLP and Overage GPLP but does not have voting or dispositive power over the shares held by ARCH IX and ARCH Overage and disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of these entities and individuals is 8755 West Higgins Road, Suite 1025, Chicago, Illinois 60631.

(2)

The amounts shown and the following information was provided by entities and individuals affiliated with Omega Fund V, L.P. pursuant to a Schedule 13G filed with the SEC on February 14, 2020. The Schedule 13G states that Omega Fund V, L.P., Omega V GP, L.P., Omega Fund V GP Manager, Ltd., Otello Stampacchia, Claudio Nessi and Anne-Mari Paster have shared voting and dispositive power over all such shares. The address of these entities and individuals is 888 Boylston Street, Suite 1111, Boston, Massachusetts 02199.

(3)

Consists of 937,500 shares of common stock held by Hillhouse Capital Advisors, Ltd. and 4,974,041 shares of common stock held by funds managed by Hillhouse Capital Management, Ltd. The amounts shown and the following information was provided by Hillhouse Capital Advisors Ltd. and Hillhouse Capital Management, Ltd. pursuant to a Schedule 13G filed with the SEC on February 14, 2020. The Schedule 13G states that Hillhouse Capital Advisors Ltd. and Hillhouse Capital Management, Ltd. are under common control, and have shared voting and dispositive power over all such shares. The registered address of theses entities is Suite 2202, 22nd Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong.

(4)

The amounts shown and the following information was provided by The Vanguard Group, Inc. pursuant to a Schedule 13G filed with the SEC on February 11, 2020. The Vanguard Group reports that it has sole voting power over 63,456 of these shares, shared voting power over 1,933 of these shares, sole dispositive power over 3,662,172 of these shares and shared dispositive power over 62,896 of these shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 60,963 shares of common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 4,426 shares of common stock as a result of its serving as an investment manager of Australian investment offerings. The registered address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)

The amounts shown and the following information was provided by BlackRock, Inc. pursuant to a Schedule 13G filed with the SEC on February 7, 2020. BlackRock, Inc. reports that it has sole voting power over 3,446,830 of these shares and sole dispositive power over all of these shares. The registered address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.

(6)

Consists of 4,048,242 shares of common stock, including 1,822,447 shares subject to forfeiture, held by a separate family trust and 110,833 shares of common stock underlying options held by Dr. Gujrathi that are exercisable as of April 22, 2020 or that will become exercisable within 60 days after such date. Dr. Gujrathi is a trustee of such family trust and in such capacity has the power to vote and dispose of such shares.

(7)

Consists of 2,121 shares of common stock held by a family trust and 23,879 shares held directly by Mr. Giraudo and 311,919 shares of common stock underlying options held by Mr. Giraudo that are exercisable as of April 22, 2020 or that will become exercisable within 60 days after such date. Mr. Giraudo is a trustee of such family trust and in such capacity has the power to vote and dispose of such shares.

(8)

Consists of 120,056 shares of common stock held by Dr. Salter-Cid, 68,901 of which are subject to forfeiture and 118,338 shares of common stock underlying options held by Dr. Salter-Cid that are exercisable as of April 22, 2020 or that will become exercisable within 60 days after such date.

(9)

Consists of 3,382,109 shares of common stock, including 1,822,447 shares subject to forfeiture, held by a family trust and 12,687 shares of common stock underlying options held by Mr. Hasnain that are exercisable as of April 22, 2020 or that will become exercisable within 60 days after such date. Mr. Hasnain is the trustee of such family trust and in such capacity has the sole power to vote and dispose of such shares.

(10)	Consists of 46,833 shares of common stock underlying options held by Dr. Bilenker that are exercisable as of April 22, 2020 or that will become exercisable within 60 days after such date.
(11)	Consists of 23,500 shares of common stock underlying options held by Ms. Burow that are exercisable as of April 22, 2020 or that will become exercisable within 60 days after such date.

(12)

Consists of 7,200 shares of common stock held directly by Mr. Cox and 46,833 shares of common stock underlying options held by Mr. Cox that are exercisable as of April 22, 2020 or that will become exercisable within 60 days after such date.

(13)

Consists of 38,095 shares of common stock held by the Thomas Oran Daniel Living Trust, or the Daniel Trust, and 114,549 shares of common stock underlying options held by Dr. Daniel that are exercisable as of April 22, 2020 or that will become exercisable within 60 days after such date. Dr. Daniel is the trustee of the Daniel Trust and in such capacity has the sole power to vote and dispose of such shares.

(14)	Consists of 46,833 shares of common stock underlying options held by Ms. Galá that are exercisable as of April 22, 2020 or that will become exercisable within 60 days after such date.
(15)

Consists of (i) the shares described in notes 6 through 14 above; (ii) 26,676 shares of common stock held by family trusts of which Christian Waage, our Executive Vice President and General Counsel, is a trustee, and in such capacity has the power to vote and dispose of such shares, 501,847 shares held directly by Mr. Waage, including 206,703 shares subject to forfeiture, and 47,297 shares of common stock underlying options held by Mr. Waage that are exercisable as of April 22, 2020 or that will become exercisable within 60 days after such date; and (iii) 157,461 shares of common stock underlying options held by Jakob Dupont M.D., our Chief Medical Officer, that are exercisable as of April 22, 2020 or that will become exercisable within 60 days after such date.

EXECUTIVE OFFICERS

Our Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of April 22, 2020.

Name	Age	Position
Sheila Gujrathi, M.D.	49	President, Chief Executive Officer and Director
Bryan Giraudo	44	Chief Financial Officer
Christian Waage	53	Executive Vice President and General Counsel
Jakob Dupont, M.D.	55	Chief Medical Officer
Luisa Salter-Cid, Ph.D.	61	Chief Scientific Officer

Executive Officers

The biography of Sheila Gujrathi, M.D. can be found under “Proposal 1—Election of Directors.”

Bryan Giraudo has served as our Chief Financial Officer since May 2018. Prior to joining us, Mr. Giraudo was a Senior Managing Director at Leerink Partners (now known as SVB Leerink) from 2009 to April 2018, where he was responsible for their western North America and Asia Pacific biotechnology and medical technology banking practice. Before joining Leerink, Mr. Giraudo was a Managing Director in Merrill Lynch, Pierce, Fenner & Smith Incorporated’s Global Healthcare Investment Banking Group. He has been a member of the board of directors of Protagonist Therapeutics, Inc. since May 2018. Mr. Giraudo received his B.A. from Georgetown University.

Christian Waage has served as our Executive Vice President and General Counsel since August 2017. Previously, Mr. Waage held various positions from November 2013 to August 2016 at Receptos, Inc., most recently serving as Managing Director after its acquisition by Celgene Corporation, previously serving as Senior Vice President and General Counsel. From 2012 through its acquisition by Vista Equity Partners LLC in 2013, he served as Vice President, General Counsel and Corporate Secretary at Websense, Inc. From 2008 through its acquisition by AstraZeneca PLC in 2012, Mr. Waage served as Vice President, General Counsel and Corporate Secretary of Ardea Biosciences, Inc. Prior to 2008, Mr. Waage served as a partner at DLA Piper LLP. He has been a member of the board of directors of Heron Therapeutics, Inc. since June 2016. Mr. Waage received his J.D. from the University of San Diego, School of Law and a B.A. degree in economics from the University of California, San Diego.

Jakob Dupont, M.D. has served as our Chief Medical Officer since December 2018. He previously served as the Vice President and Global Head of Breast and Gynecologic Cancer Development for Genentech USA, Inc. (Roche) from January 2017 to December 2018. Before that, Mr. Dupont served as the Senior Vice President and Chief Medical Officer of OncoMed Pharmaceuticals, Inc. from January 2012 to December 2016 and as the Vice President, Clinical Research from October 2011 to January 2012. From September 2006 to October 2011, Dr. Dupont held roles of increasing responsibility in early to late-stage clinical development at Genentech, most recently as its Global Medical Director, Avastin from January 2011, in which capacity he oversaw the global medical strategy and late-stage medical program for Avastin. Since February 2009, Dr. Dupont has also served as an adjunct clinical assistant professor at the Stanford University School of Medicine. Prior to joining Genentech in 2006, Dr. Dupont was a faculty member at Memorial Sloan-Kettering Cancer Center from January 2002 to September 2006. Dr. Dupont received an A.B. in Philosophy from Vassar College, received an M.A. in Philosophy from New York University, studied pre-medical sciences at Columbia University and received an M.D. from the Joan & Sanford I. Weill Medical College of Cornell University. Dr. Dupont completed his Medical Oncology Fellowship at Memorial Sloan-Kettering Cancer Center, his Internal Medicine Residency at the New York Presbyterian Hospital—Cornell Campus, and his Internal Medicine Internship at The University of Michigan Medical Center in Ann Arbor, Michigan.

Luisa Salter-Cid, Ph.D. has served as our Chief Scientific Officer since August 2018. Prior to joining us, Dr. Salter-Cid worked at Bristol-Myers Squibb in increasing positions of responsibility from 2005 to August 2018, most recently as Vice President and Head of Immunology, small molecule Immuno-Oncology and Genomics Discovery where she focused on target validation and development of innovative biologic and small-molecule therapeutics to address significant unmet needs in autoimmune diseases and cancer. During her time at Bristol-Myers Squibb, Dr. Salter-Cid led teams that advanced more than 20 compounds into clinical development, and is an author on over 70 publications and patents. Previously, from 2002 to 2005, Dr. Salter-Cid was a Senior Project Leader at La Jolla Pharmaceuticals, Inc. Dr. Salter-Cid also held positions at Genset Corporation and Johnson & Johnson. She was a member of the Scientific Advisory Board of Enterome SA until July 2018. Dr. Salter-Cid holds a B.S. in Biology from University of Lisbon and a Ph.D. in Immunology from the University of Miami School of Medicine.

Executive Compensation and Other Information

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. For 2019, our “named executive officers” are Sheila Gujrathi, M.D., our President and Chief Executive Officer, Bryan Giraudo, our Chief Financial Officer, and Luisa Salter-Cid, Ph.D., our Chief Scientific Officer.  Mr. Giraudo commenced employment in May 2018, and Dr. Salter-Cid commenced employment in August 2018.

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our named executive officers for services rendered during the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary($)	Bonus($)(1)		Stock Awards($)(2)	Option Awards($)(2)	Non-equity Incentive Plan Compensation($)	All Other Compensation($)		Total($)
Sheila Gujrathi, M.D.	2019	515,398	314,600		—	5,415,608	—	—		6,245,606
President and Chief Executive Officer and Former Chief Operating Officer	2018	469,601	297,700		17,942,611	—	—	—		18,709,912
Bryan Giraudo	2019	400,000	180,800		—	2,066,482	—	—		2,647,282
Chief Financial Officer	2018	260,605	132,220		—	1,799,690	—	—		2,192,515
Luisa Salter-Cid, Ph.D.	2019	376,932	171,760		—	1,710,192	—	—		2,258,884
Chief Scientific Officer	2018	141,855	120,480	(3)	—	1,545,992	—	50,000	(4)	1,858,327

(1)

Except as described in footnote 3 below, amounts represent bonuses awarded in recognition of performance for the applicable fiscal year, which bonuses are paid in the first quarter of the following year.

(2)

This column reflects the grant date fair value of the restricted stock and option awards granted to the named executive officers in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate fair value of the award granted to the named executives computed as of its grant date in accordance with Financial Accounting Standards, Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of this amount is included in Note 10 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2019, which was filed with the SEC on March 24, 2020. This amount does not reflect the actual economic value that will be realized by the named executive officers upon the vesting or exercise of the awards or the sale of the common stock underlying such awards.

(3)	Bonus for 2018 includes a sign-on bonus of $50,000.
(4)	All other compensation for 2018 represents a relocation allowance.

Narrative Disclosure to Summary Compensation Table

Annual Base Salary

The compensation of our executive officers is generally determined and approved at the time of their commencement of employment by our board of directors or the compensation committee.

Prior to the completion of our initial public offering, Dr. Gujrathi’s 2019 base salary was $475,000, Mr. Giraudo’s 2019 base salary was $400,000 and Dr. Salter-Cid’s 2019 base salary was $350,000. Effective upon the consummation of our initial public offering, the base salaries for each of Dr. Gujrathi and Dr. Salter-Cid were increased to $520,000 and $380,000, respectively.

In February 2020, the compensation committee, after consultation with its independent compensation consultant, determined to increase the base salaries of the named executive officers, effective March 1, 2020, for each of Dr. Gujrathi, Mr. Giraudo and Dr. Salter-Cid to $572,000, $420,000 and $406,600, respectively.

Bonus Compensation

From time to time our board of directors or compensation committee may approve bonuses for our named executive officers based on individual performance, company performance or as otherwise determined appropriate.

For 2019, each named executive officer was eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors at the beginning of the year. These performance goals and objectives were used as a guide by our compensation committee and board of directors in determining overall corporate performance for these executives as they represented those areas in which they were expected to focus their efforts during the year.  Both qualitative and quantitative guidelines were established for purposes of evaluating performance relating to these corporate objectives during 2019. The employment letters with each of our executive officers set forth their target annual bonus levels, which are currently as follows: 50% of base salary for Dr. Gujrathi and 40% of base salary for Mr. Giraudo and Dr. Salter-Cid.

For 2019, corporate objectives fell into the following four categories: clinical and regulatory development of each of GB001, GB002, GB004 and GB1275 (four subcategories for an aggregate of 70%); portfolio sustainability (10%); business development (10%) and finance (10%). Our board of directors also established additional, or target exceeds, corporate goals across each of the categories, weighed at 40%. In evaluating management’s performance against our 2019 corporate goals, including the target exceeds goals, our compensation committee determined to award a corporate achievement level of 110% relative to those goals.

On February 5, 2020, the board approved the 2019 bonus awards for our named executive officers based on their subjective assessment of 2019 performance as follows: Dr. Gujrathi, $314,600, Mr. Giraudo, $180,800, and Dr. Salter-Cid, $171,760.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our named executive officers. Our board of directors or the compensation committee approves equity grants.

Prior to the completion of our Series A preferred stock financing in January 2018, we issued restricted stock to certain of our executive officers and consultants. Following the adoption of our 2017 equity incentive plan, or the 2017 Plan, we granted equity awards pursuant to the 2017 Plan (other than certain awards to Dr. Gujrathi in connection with the formation of our company and pursuant to her employment letter). Following our initial public offering, we grant equity incentive awards under the terms of our 2019 equity incentive plan, or the 2019 Plan.

Since January 2018, we have used stock options as the primary incentive for long-term compensation to our employees, directors and consultants because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our common stock at the date of grant. We may grant equity awards at such times as our board of directors determines appropriate. Our executives generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

On March 25, 2019, we granted Dr. Gujrathi, Mr. Giraudo, and Dr. Salter-Cid options to purchase 380,000, 145,000, and 120,000 shares of our common stock, respectively, under the 2019 Plan. The options vest over a period of four years from March 25, 2019, with 25% of the option vesting on the first anniversary of such date, and the remainder vesting in equal monthly installments over the three years thereafter. The options have an exercise price per share of $22.10, which was the fair market value at the time of grant.

Employment Letters with our Named Executive Officers

Below are written descriptions of our employment agreements with each of our executive officers.  Each of our executive officers’ employment is “at will” and may be terminated at any time, subject to our contractual obligations to them as described below.

Employment Letter with Dr. Gujrathi

We entered into an employment letter with f Dr. Gujrathi on January 4, 2018, setting forth the terms of her employment.

Pursuant to her employment letter, Dr. Gujrathi serves as our President and Chief Operating Officer. She receives an annual base salary of $475,000 and is eligible to receive an annual bonus with a target amount equal to 50% of her then-current annual base salary. Effective upon the consummation of our initial public offering, Dr. Gujrathi’s base salary was increased to $520,000, and in February 2020, Dr. Gujrathi’s base salary was increased to $572,000.

Pursuant to her employment letter, if we terminate Dr. Gujrathi’s employment other than for cause (as defined below) or Dr. Gujrathi terminates her employment for good reason (as defined below), and other than as a result of death or disability, in either case prior to a change in control (as defined below) or more than 12 months following a change in control, she is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of her base salary at the then-current rate for 12 months, paid in accordance to our payroll practices; (2) a payment equal to her then current target annual bonus opportunity, pro-rated for the portion of the current calendar year in which the executive was employed, payable in a lump sum payment 60 days following the date of termination; (3) payment of the full premium for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date the executive becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) automatic acceleration of the vesting and exercisability of the executive’s unvested stock awards, as to the number of stock awards that would vest over the 12-month period following the date of termination. The cash severance benefits described in clause (1) above shall be paid or commence on the first payroll period following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination, provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.

If Dr. Gujrathi’s employment is terminated by us other than for cause or by Dr. Gujrathi for good reason, in each case within 12 months after a change in control, in lieu of the severance benefits described above, she is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of her base salary at the then-current rate for 18 months, paid in accordance to our payroll practices; (2) a payment equal to her then current target annual bonus opportunity, pro-rated for the portion of the current calendar year in which the executive was employed, payable in a lump sum payment 60 days following the date of termination; (3) payment of the full premium for continued health plan coverage for up to 18 months following the date of termination or, if earlier, up to the date the executive becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) automatic full vesting and exercisability of the executive’s unvested stock awards. The cash severance benefits described in clause (1) above shall be paid or commence on the first payroll period following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination, provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.

In addition, in the event of Dr. Gujrathi’s termination of employment by reason of her death or disability, and subject to the timely execution and non-revocation of a general release of claims in our favor by the executive, then the greater of (1) 50% of the unvested portion of any equity awards then held by her immediately prior to such termination, and (2) the portion of such equity awards that would have otherwise vested in the 12 month period following the date of such termination of employment, will vest and will no longer be subject to restrictions or forfeiture on the date of such termination.

In the event we terminate Dr. Gujrathi’s employment for any reason, including for cause, Dr. Gujrathi terminates her employment without good reason, or upon their death or permanent disability, she is entitled to receive her fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which she is entitled.

The employment letter also contains a Section 280G better-off cutback provision, which provides that, in the event that the payments or benefits provided to Dr. Gujrathi pursuant to the employment letter or otherwise constitute parachute payments with the meaning of Section 280G of the Code, the payments or benefits to the executive will either be delivered in full or reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code, whichever would result in her receiving the largest amount of payments or benefits on an after-tax basis.

Employment Letters with Other Executives

We entered into new employment letters with each of Mr. Giraudo, Mr. Waage and Dr. Salter-Cid on December 4, 2018, setting forth the terms of their employment. In connection with his commencement of employment on December 14, 2018, we also entered into an employment letter with Dr. Dupont.

Pursuant to his employment letter, Mr. Giraudo serves as our Chief Financial Officer. He receives an annual base salary of $400,000 and is eligible to receive an annual bonus with a target amount equal to 40% of his then-current annual base salary. In February 2020, Mr. Giraudo’s base salary was increased to 420,000.

Pursuant to her employment letter, Dr. Salter-Cid serves as our Chief Scientific Officer. She receives an annual base salary of $350,000 and is eligible to receive an annual bonus with a target amount equal to 40% of her then-current annual base salary. Effective upon consummation of our initial public offering, Dr. Salter-Cid’s base salary was increased to $380,000, and in February 2020, Dr. Salter-Cid’s base salary was increased to $406,600.

Pursuant to their employment letters, if we terminate the executive’s employment other than for cause (as defined below) or if the executive terminates his or her employment for good reason (as defined below), and other than as a result of death or disability, in either case prior to a change in control (as defined below) or more than 12 months following a change in control, he or she is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his or her base salary at the then-current rate for 9 months, paid in accordance to our payroll practices; and (2) payment of the full premium for continued health plan coverage for up to 9 months following the date of termination or, if earlier, up to the date the executive becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment. The cash severance benefits described above shall be paid or commence on the first payroll period following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination, provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.

If the executive’s employment is terminated by us other than for cause or by the executive for good reason, in each case within 12 months after a change in control, in lieu of the severance benefits described above, he or she is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his or her base salary at the then-current rate for 12 months, paid in accordance to our payroll practices; (2) a payment equal to his or her then current target annual bonus opportunity; (3) payment of the full premium for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date the executive becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) automatic full vesting and exercisability of the executive’s unvested stock awards. The cash severance benefits described above shall be paid or commence on the first payroll date following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination (and the full amount payable under clause (2)), provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.

In addition, in the event of the executive’s termination of employment by reason of his or her death or disability, and subject to the timely execution and non-revocation of a general release of claims in our favor by the executive, then the greater of (1) 50% of the unvested portion of any equity awards then held by him or her immediately prior to such termination, and (2) the portion of such equity awards that would have otherwise vested in the 9 month period following the date of such termination of employment, will vest and will no longer be subject to restrictions or forfeiture on the date of such termination.

In the event we terminate the executive’s employment for any reason, including for cause, the executive terminates his or her employment without good reason, or upon his or her death or permanent disability, the executive is entitled to receive his or her fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which the executive is entitled.

The employment letters also contain a Section 280G better-off cutback provision, which provides that, in the event that the payments or benefits provided to the executive pursuant to the employment letter or otherwise constitute parachute payments with the meaning of Section 280G of the Code, the payments or benefits to the executive will either be delivered in full or reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code, whichever would result in the executive receiving the largest amount of payments or benefits on an after-tax basis.

Defined Terms Applicable to Executive Employment Letters

For purposes of the executive employment letters, “cause” means (1) a willful and material act of dishonesty by the executive in connection with the performance of the executive’s duties as our employee; (2) the executive’s conviction of, or plea of guilty or nolo contendere to, a felony (other than a traffic offense that does not result in a fatality), or any crime involving fraud or embezzlement that the board reasonably determines has had or is reasonably likely to have a materially detrimental effect on our reputation or business; (3) the executive’s gross misconduct in the performance of the executive’s duties as our employee; (4) the executive’s willful and material unauthorized use or disclosure of any of our proprietary information or trade secrets or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with us; (5) the executive’s willful and material breach of any obligations under any written agreement or written covenant with us; or (6) the executive’s continued willful and substantial failure to perform the executive’s material employment duties that are lawfully assigned to the executive in good faith by the executive’s reporting superior (other than as a result of the executive’s death or disability) after written notice.

For purposes of the employment letter with Dr. Gujrathi, “change in control” has the same meaning given to such term in our 2017 Plan. For purposes of the employment letters with the other executives, “change in control” has the meaning given to such term in our 2019 Plan.

For purposes of the employment letter with Dr. Gujrathi, “disability” has the same meaning given to such term in our 2017 Plan. For purposes of the employment letters with the other executives, “disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time.

For purposes of the executive employment letters, “good reason” means the occurrence of any of the following events or conditions without the executive’s written consent: (1) a material reduction in the executive’s base salary or target annual bonus; (2) a material diminution of the executive’s title, duties, responsibilities or reporting lines;

(3) a material change in the principal geographic location at which the executive must perform services, more than fifty (50) miles from the our head office; or (4) a material breach by us of the terms of the employment letter. The executive must provide written notice to us of the occurrence of any of the foregoing events or conditions within 60 days of the initial occurrence of such event and we will have a period of 30 days to cure such event or condition after receipt of such notice. An executive’s separation from service by reason of resignation for good reason must occur within 60 days following the expiration of the foregoing 30 day cure period.

Under the 2017 Plan, a change of control is generally defined as: (1) a merger or consolidation of our company with or into any other corporation or other entity or person; (2) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of our company’s assets; or (3) any other transaction, including the sale by us of new shares of our capital stock or a transfer of existing shares of our capital stock, the result of which is that a third party that is not an affiliate of us or our stockholders (or a group of third parties not affiliated with us or our stockholders) immediately prior to such transaction acquires or holds capital stock representing a majority of our outstanding voting power immediately following such transaction; provided that the following events shall not constitute a “change in control” under the 2017 Plan: (A) a transaction (other than a sale of all or substantially all of our assets) in which the holders of our voting securities immediately prior to the merger or consolidation hold, directly or indirectly, at least a majority of the voting securities in the successor corporation or its parent immediately after the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of our assets to an affiliate of ours; (C) an initial public offering of any of our securities or any other transaction principally for bona fide equity financing purposes; (D) a reincorporation solely to change our jurisdiction; or (E) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held our securities immediately before such transaction.

For purposes of the 2019 Plan, a “change in control” means and includes each of the following: (1) a transaction or series of transactions (other than an offering of our common stock to the general public through a registration statement filed with the SEC or a transaction or series of transactions that meets the requirements of clauses (x) and (y) of clause (3) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than us, any of our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition; or (2) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the board of directors together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with us to effect a transaction described in clauses (1) or (3)) whose election by the board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the consummation by us (whether directly involving us or indirectly involving us through one or more intermediaries) of (a) a merger, consolidation, reorganization, or business combination or (b) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions or (c) the acquisition of assets or stock of another entity, in each case other than a transaction: (x) which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of a successor entity, directly or indirectly, at least a majority of the combined voting power of our outstanding voting securities or the successor entity’s outstanding voting securities immediately after the transaction, and (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of us or the successor entity (provided that no person will be treated as beneficially owning 50% or more of the combined voting power of us or the successor entity for purposes of this clause (y) solely as a result of the voting power held in us prior to the consummation of the transaction).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers that remained outstanding as of December 31, 2019.

		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(1)
Sheila Gujrathi, M.D.	3/25/19	—	380,000	(2)	$22.10	3/25/2029	—		—
	5/21/2018	—	—		—	—	77,564	(3)	1,212,325
	9/6/2018	—	—		—	—	553,472	(3)	8,650,767
Bryan Giraudo	3/25/2019	—	145,000	(2)	$22.10	3/25/2029	—		—
	12/10/2018	38,889	116,666	(4)	$10.71	12/10/2028	—		—
	5/21/2018	160,582	245,084	(4)	$2.61	5/21/2028	—		—
Luisa Salter-Cid, Ph.D.	3/25/2019	—	120,000	(2)	$22.10	3/25/2029	—		—
	12/10/2018	55,556	166,665	(4)	$10.71	12/10/2028	—		—
	11/18/2017	—	—		—	—	83,405	(5)	1,303,620

(1)	The market value was computed using $15.63, which was the price of our common stock at December 31, 2019.
(2)

The options vest over a period of four years from the date of grant, with 25% of the option vesting on the first anniversary of such date, and the remainder vesting in equal monthly installments over the three years thereafter. All vesting is subject to the individual’s continuous service with us through the vesting dates and the potential vesting acceleration described above under “—Employment Letters with our Named Executives.”

(3)

Represents shares of restricted stock. These shares vest over a period of five years measured from January 4, 2018, with 20% of the shares vesting on January 4, 2019 and the remainder vesting in 48 equal monthly installments thereafter. All vesting is subject to the individual’s continuous employment with us through the vesting dates and the potential vesting acceleration described above under “—Employment Letter with Dr. Gujrathi.” Excludes the 50% of equity issued in December 2015 pursuant to the formation of our company which became subject to new vesting terms in January 2018 and remain unvested as of December 31, 2019 (1,412,308 shares for Dr. Gujrathi, which have a market value of $22,074,374 as of December 31, 2019).

(4)

The options vest over a period of four years from the grant date, with 25% of the option vesting on the first anniversary of such date, and the remainder vesting in equal monthly installments over the three years thereafter. All vesting is subject to the individual’s continuous service with us through the vesting dates and the potential vesting acceleration described above under “—Employment Letters with Other Executives.”

(5)

The shares vest over a period of four years from the grant date, with 25% of the shares vesting on the first anniversary of the grant date, and the remainder vesting in equal monthly installments over the three years thereafter, subject to continuous service through each vesting date.

Narrative Disclosure to Outstanding Equity Awards at Fiscal Year-End Table

We did not engage in any repricings or other modifications or cancellations to any of our named executive officers’ outstanding equity awards during the year ended December 31, 2019.

Stock Ownership Guidelines Policy

In February 2020, following the recommendation of the nominating and corporate governance committee, our board of directors adopted a Stock Ownership Guidelines Policy. The purpose of the guidelines is to encourage ownership of our common stock, promote the alignment of the long-term interests of our Chief Executive Officer, other executives and directors with the long-term interests of our company’s stockholders, and further promote our commitment to sound corporate governance. Under the guidelines, the target common stock ownership level for our President and Chief Executive Officer is three times (3x) her base annual salary, the target stock ownership level for our non-executive directors is three times (3x) their aggregate annual cash retainer and the target stock ownership level for our other executive officers is one times (1x) their base annual salary. Under these guidelines, the compliance deadline for all of our current executive officers and directors is February 2024, although we expect that the target stock ownership levels likely will be achieved much sooner than that.

Other Elements of Compensation

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the generally on same basis as all of our other employees. We provide a 401(k) plan to our employees, including our current named executive officers, as discussed in the section below entitled “—401(k) Plan.”

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our executive officers. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $19,000 for calendar year 2019, and other testing limits. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2019 may be up to an additional $6,000 above the statutory limit. Although the 401(k) plan provides for discretionary matching and profit sharing contributions, we currently do not make either type of contribution to the 401(k) plan. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our board of directors may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Change in Control Benefits

Our executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. The employment letters with each of our executive officers provide for accelerated vesting of all outstanding equity awards, as well as certain other benefits, upon a qualifying termination in connection with a change in control of our company. For additional discussion, please see “—Offer Letters with our Named Executive Officers” above.

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2019 (in thousands, except per share data).

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted average per share exercise price of outstanding options, warrants and rights	(C) Number of Securities remaining available under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders:
2017 Equity Incentive Plan	4,535,020	$7.80	—
2019 Equity Incentive Plan(1)	4,003,040	$20.29	1,751,485
2019 Employee Stock Purchase Plan(2)	—	—	700,000
Equity compensation plans not approved by security holders	—	—	—

(1)

Our 2019 Plan and our Employee Stock Purchase Plan became effective on February 6, 2019, the day prior to the effectiveness of the registration statement filed in connection with our initial public offering.

(2)	Pursuant to the offering under our Employee Stock Purchase Plan in effect as of December 31, 2019, a total of 700,000 shares were eligible to be purchased during such offering.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2019, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock holders or any member of their immediate family had or will have a direct or indirect material interest.

Board Designation Agreement

On July 20, 2018, we entered into a board designation agreement with HH Goss Holdings LLC, an affiliate of Hillhouse Capital Advisors, Ltd. and Hillhouse Capital Management, Ltd., which collectively are beneficial owners of more than 5% of our capital stock. The agreement provided that HH Goss Holdings LLC or its affiliates would, effective as of the closing of our IPO, have the right to designate one member to our board of directors and have such member appointed to any board committee that it requests, in each case, subject to our obligation to comply with applicable law and Nasdaq listing standards. The board designation agreement was to terminate at such time as HH Goss Holdings LLC and its affiliates ceased to beneficially own at least 5% of our outstanding voting stock, or upon the later of (a) 18 months following the closing of our IPO or (b) six months following the first public read out of interim results from our planned GB001 Phase 2 clinical trial. On January 17, 2019, the parties agreed the agreement would automatically terminate immediately prior to the closing of our IPO without ever having becoming effective.

Investor Rights Agreement

We entered into an investor rights agreement in January 2018, which was amended in July 2018, with the holders of our convertible preferred stock, including entities with which certain of our directors are affiliated. This agreement provides for certain rights relating to the registration of their shares of common stock that were issued upon conversion of their convertible preferred stock and certain additional covenants made by us. Except for the registration rights (including the related provisions pursuant to which we have agreed to indemnify the parties to the investor rights agreement), all rights under this agreement terminated upon closing of our IPO. The registration rights will terminate five years following the closing our IPO.

Participation in our Initial Public Offering

In February 2019, Bryan Giraudo, Christian Waage and Russell Cox purchased $96,000, $24,800 and $115,200 shares of our common stock, respectively, in our IPO at the IPO price of $16.00 per share.

Lycera Transactions

On March 8, 2019, we entered into a services agreement, or the Services Agreement, with Lycera Corp, which was amended and restated on February 1, 2020. Pursuant to the Services Agreement, Lycera provides certain research and development services to us, and we paid Lycera approximately $3.7 million for such services in the year ended December 31, 2019 and expect to pay Lycera up to approximately $6.6 million in 2020 for such services. In addition, on January 30, 2020, we entered into an asset purchase agreement with Lycera pursuant to which we acquired a preclinical program for approximately $2.8 million. Funds affiliated with ARCH Venture Partners are beneficial owners of more than 10% of our capital stock and Lycera’s capital stock. Kristina Burow is also a member of our and Lycera’s board of directors.

Director and Executive Officer Compensation

Please see “Proposal 1—Director Compensation” for additional information regarding compensation of our directors. Please see “Executive Compensation and Other Information” for additional information regarding compensation of our executive officers.

Employment Agreements

We have entered into employment letters with our executive officers. For more information regarding these agreements, see “Executive Compensation and Other Information—Narrative Disclosure to Summary Compensation Table—Employment Letters with our Named Executive Officers.”

Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors as more fully described in the sections entitled “Executive Compensation and Other Information” and “Proposal 1—Director Compensation.”

Other Transactions and Arrangements

Aaron Hasnain is the son of our Chairman, Faheem Hasnain, and currently serves as our Director, Business Development at a salary of $153,480 per year, a position he has held since January 2018. Since January 1, 2019, we granted 4,412 restricted stock units and 23,665 options to Aaron Hasnain.

Policies and Procedures Regarding Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2021, including nominations of any person for election to our board of directors, must be received by us no later than December 28, 2020, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2020 annual meeting, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2020 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our board of directors not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting.  Therefore, to be presented at our 2021 annual meeting of stockholders, such a proposal must be received by us no earlier than February 17, 2021 and no later than March 19, 2021.  However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of the close of business on the 90th calendar day prior to such annual meeting and the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2021 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Gossamer Bio, Inc., 3013 Science Park Road, San Diego, CA 92121, Attention: Corporate Secretary. The Company makes available free of charge on its website all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found at www.gossamerbio.com in the “Investors” section. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Gossamer Bio, Inc., 3013 Science Park Road, San Diego, CA 92121, Attention: Corporate Secretary or by calling (858) 684-1300. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other intermediary or sending a written request to Gossamer Bio, Inc. at the address above or by calling (858) 684-1300.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to vote via the Internet, by telephone or to complete, sign and return a completed proxy card as soon as possible.

By Order of the Board of Directors,

/s/ Sheila Gujrathi, M.D.
Sheila Gujrathi, M.D.
President, Chief Executive Officer and Director

San Diego, California

April 27, 2020

ANNUAL MEETING OF GOSSAMER BIO, INC. Date: Time: Place:  June 17, 2020 9:00 A.M. (Pacific Time) Annual meeting to be held live via the Internet – please visit www.proxydocs.com/GOSS for more details. Please make your marks like this: ☒ Use dark black pencil or pen only Board of Directors Recommends a Vote FOR the two nominees for director listed in proposal 1 and FOR proposal  2. 1: Election of Class II Directors 01 Joshua Bilenker, M.D. 02 Faheem Hasnain 2:  Ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2020. For Withhold  Directors Recommend For Against Abstain For For For To attend the annual meeting online and/or vote your shares during the annual meeting online, please register at www.proxydocs.com/GOSS by 5:00 pm Eastern Time on June 15, 2020. Authorized Signatures – This section must be completed for your Instructions to be executed.  Please Sign Here Please Sign Here Please Date Above Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, ect., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelop provided. Annual Meeting of Gossamer Bio, Inc. to be held on Wednesday, June 17, 2020 for Holders as of April 22, 2020 This proxy is being solicited on behalf of the Board of Directors INTERNET TELEPHONE Go To  www.proxypush.com/GOSS 866-230-8457 Cast your vote online. View Meeting Documents. OR MAIL Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. OR Mark, sign and date you Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Sheila Gujrathi, M.D. and Christian Waage, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Gossamer Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters speciﬁed and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2. All votes submitted must be received by 8:59 a.m. (Pacific Time), on June 17, 2020 PROXY TABULATOR FOR GOSSAMER BIO, INC. P.O.BOX 8016 CARY, NC 27512-9903

Proxy — Gossamer Bio, Inc. Annual Meeting of Stockholders June 17, 2020, 9:00 a.m. (Pacific Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Sheila Gujrathi, M.D. and Christian Waage (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Gossamer Bio, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 17, 2020, at 9:00 a.m. (Pacific Time) via a live webcast and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1 To elect two directors to serve as Class II directors for a three-year term to expire at the 2023 annual meeting of stockholders; 2 To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and 3 To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The two directors up for re-election are: Joshua Bilenker, M.D., and Faheem Hasnain. The Board of Directors of the Company recommends a vote “FOR” the two nominees for director in proposal 1 and “FOR” proposal 2. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made but the proxy card is signed, this proxy will be voted “FOR” all nominees for director and “FOR” proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelop provided.